Exhibit 10.2

TRUEVOTE, INC.

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is made as of February 27, 2023 (the “Effective Date”), by and among TrueVote, Inc., a Delaware corporation (the “Company”) and the holders of capital stock of the Company undersigned below (each a “Stockholder,” and collectively the “Stockholders”).

RECITALS

WHEREAS, the Stockholders have been issued Common Stock (the “Shares”) and the Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION t

DEFINITIONS

1.1 Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a) A Person shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person, or such Person’s principal, or any venture capital fund, financial investment firm or collective investment vehicle now or hereafter existing that is controlled by one or more general partners or managing members (or any affiliates thereof) of, or shares the same management company with, such Person. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (a) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, or (b) the power to elect or appoint at least 50% of the directors, managers, general partners, or Persons exercising similar authority with respect to such Person. For the avoidance of doubt, an “Affiliate” of a specified Person shall include (x) such Person’s partners, members, stockholders, other equity owners, officers, directors, managers, former or retired partners, former or retired members, former or retired stockholders, former or retired other equity owners, and the estate of any of the foregoing and (y) a parent or subsidiary of a Person that is an entity

(b) “Bad Actor Disqualification” means any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(c) “Board” means the Company’s Board of Directors.

(d) “Bylaws” means the Company’s bylaws, as the same may be amended from time to time.

(e) “Common Stock” means the Common Stock of the Company.

(f) “Convertible Securities” means all then outstanding options, warrants, rights, convertible notes, Preferred Stock or other securities of the Company directly or indirectly convertible into or exercisable for shares of Common Stock.

(g) “Days” means calendar days; provided that if any day on which a period specified in this Agreement would otherwise terminate falls on a weekend or a federal holiday, the term “day” shall mean the next business day.

(h) “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, ex-spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

(i) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(U) “Preferred Stock” means the Preferred Stock of the Company.

(k) “Qualified IPO” shall mean a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act, covering the offer and sale of the Company’s Common Stock in which the valuation of the Company before the public offering is at least $100,000,000 and the Company receives aggregate proceeds, before deduction of underwritings commissions and expenses, of not less than $30,000,000.

(l) “Certificate” means the Company’s Certificate of Incorporation, as shall be amended from time to time.

(m) “Rights of Co-Sale” means the rights of co-sale provided to the Co-Sale Investors in Section 5.

(n) “Right of First Refusal” means the rights of first refusal provided to the Company and the Non-Selling Stockholders in Section 4.

(o) “Sale of the Company” means either: (a) a transaction or series of related transactions in which a Person (as defined below), or group of related Persons, (i) acquires from the stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”), and (ii) the valuation of the Company in the Stock Sale is at least $15,000,000; or (b) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company by means of any transaction or series of related transactions and for consideration of at least $15,000,000, except where such sale, lease, exclusive license or other disposition is to a wholly-owned subsidiary of the Company.

(p) “Securities Act” means the Securities Act of 1933, as amended.

(q) “Seller” means any Stockholder proposing to Transfer Seller Shares.

(r) “Seller Shares” means all shares of Stock owned as of the date hereof or hereafter acquired by a Stockholder, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like.

(s) “Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

(i) any transfer of Seller Shares by (a) in the case of a Seller that is an entity, by the Seller to its stockholders, members, partners or other equity holders in a distribution without consideration or (b) in the case of a Seller that is an individual, to an Immediate Family Member of the Seller or to a trust or trusts or partnership or partnerships for the exclusive benefit (excepting residuary beneficiaries) of the Seller or one or more of the Seller’s Immediate Family Members or transfers of Seller Shares by the Seller by devise or descent to one or more Immediate Family Members of the Seller; provided that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was the Seller and the transfer is done in compliance with all applicable federal and state securities laws to the satisfaction of the Board;

(ii) any transfer to the Company or another Stockholder;

(iii) any repurchase of Seller Shares by the Company or other Stockholders pursuant to agreements under which the applicable party has the option to repurchase such Seller Shares upon the occurrence of certain events, such as termination of employment, or in connection with the exercise of any rights of first refusal; and

(iv) any transfer of Seller Shares that is approved by unanimous vote of the Board and Stockholders holding no less than 75% of the voting power represented by the then outstanding shares of Common Stock; provided, that the transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was the Seller.

If a Seller plans to make any of the above excepted transfers, then, prior to transferring its Seller Shares, the Seller shall deliver to the Company a written notice stating: (i) the Seller’s bona fide intention to make an excepted transfer of its Seller Shares; (ii) the name, address and phone number of each proposed transferee; (iii) the aggregate number of Seller Shares to be transferred to each proposed transferee; (iv) the section in this agreement upon which the Seller is relying in making an excepted transfer; and (v) whether any proposed transferee or any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members or any Person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification (except for Bad Actor Disqualifications covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company).

SECTION 2

DRAG-ALONG RIGHTS

2.1 Drag-Along Rights. If (x) the Board and (y) the holders of a majority of the then outstanding shares of Common Stock then held by all Stockholders (together, clauses (x) and (y) “Electing Holders”), approve a Sale of the Company, the Stockholders shall, in their capacity as stockholders of the Company (i) vote all securities held by them (a) “for” the approval of the Sale of the Company, the other transactions contemplated thereby and any other matter that could reasonably be expected to facilitate the Sale of the Company (including amendments to the Company’s Certificate, but excluding amendments that would reduce the value of the consideration that any Stockholder would receive under the Company’s Certificate as then in effect in connection with the Sale of the Company), (b) “against” any action or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in connection with any agreement entered into by the Company or in connection with the Sale of the Company or that could reasonably be expected to preclude fulfillment of a condition precedent under the acquisition agreement or the acquirer’s obligation to consummate the Sale of the Company, (c) “against” any alternative proposal to the Sale of the Company or any other matter that could reasonably be expected to impede or delay the Sale of the Company or materially and adversely affect the contemplated economic benefits to the Company’s stockholders in the Sale of the Company; (ii) not exercise any appraisal or dissenters’ rights in connection with the Sale of the Company or object to such transaction at any hearing with respect to the fairness of the transaction, and not encourage or solicit objections to the fairness of the transaction; (iii) sell or exchange all shares of the Company’s capital stock then held by such Stockholder pursuant to the terms and conditions of such Sale of the Company; (iv) consent to the establishment of an escrow or similar fund in connection with any indemnification or similar obligations; and (v) take any such other actions, including the timely execution and delivery of all agreements, documents and instruments, as may be required to effect such sales, in each case subject to the following conditions:

(a) no Stockholder (as such and not in another capacity, such as a prospective employee of the acquiror) shall be required to make any representation, covenant or warranty in connection with the Sale of the Company, other than as to such Stockholder’s ownership and authority to sell, free of liens, claims and encumbrances, the shares of capital stock of the Company proposed to be sold by such Stockholder (except for key employees who are stockholders with respect to representations and warranties they may be requested to make with respect to their employment and matters relating to their employment with the acquiring Person), the documents to be entered into by such Stockholder are enforceable against such Stockholder in accordance with their respective terms, and neither the execution and delivery of the documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b) liability for indemnification, if any, of each Stockholder in the Sale of the Company is several and not joint (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to, and does not exceed (absent fraud by such Stockholder) the amount of consideration paid to such Stockholder, and no Stockholder shall be liable for the inaccuracy of any representation or warranty made by any other Stockholder in connection with the Sale of the Company;

(c) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each stockholder of the Company in connection with such Sale of the Company in accordance with the provisions of the Certificate) of a negotiated aggregate indemnification amount that applies equally to all stockholders of the Company but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Sale of the Company, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;

(d) the consideration payable with respect to each share in each class or series of capital stock of the Company as a result of such Sale of the Company is the same (except for dividends to the extent that original investments are made at different times and cash payments in lieu of fractional shares or in lieu of equity securities to any stockholders who are not deemed to be “accredited investors” as defined in Regulation D promulgated under the Securities Act) as for each other share in such class or series;

(e) each class and series of capital stock of the Company will be entitled to receive the same form of consideration (and be subject to the same indemnity and escrow provisions) as a result of such Sale of the Company; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for any shares of capital stock of the Company includes any securities and due receipt thereof by any Stockholder of such securities would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (ii) the provision to any such Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of such Stockholder’s shares of capital stock of the Company, which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for such Stockholder’s shares of capital stock of the Company; and

(f) subject to clause (e) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Sale of the Company, all holders of such capital stock will be given the same option; provided, however, that nothing in this Section 2.1(f) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

2.2 Stockholder Representative. If the Electing Holders, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, each of the Stockholders shall (x) consent to (i) the appointment of such Stockholder Representative and (ii) the payment of such Stockholders’ pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not assert any claim or commence any suit against the Stockholder Representative or any other Stockholders with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud or willful misconduct.

SECTION 3

RESTRICTIONS ON TRANSFER

3.1 General. Before a Stockholder may Transfer any Seller Shares, the Seller must comply with the provisions of this Section 3 and Sections 4, 5, 6 and 7.

3.2 Lockup Period. Notwithstanding any other provision hereof, no Stockholder shall Transfer any Seller Shares prior to May 31, 2024.

3.3 Market Standoff. Each Stockholder hereby agrees that such Stockholder shall not Transfer any Seller Shares during the 180-day period (or such other shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) upon commencement by the Company of the offer and sale of its securities to the public in an underwritten public offering (including any offering pursuant to a registration with the Securities and Exchange Commission and any public offering pursuant to exemptions from registration with the Securities and Exchange Commission, such as pursuant to Regulation A or Regulation D, Rule 504, promulgated under the Securities Act) (collectively, a “Public Offering”). Each Stockholder further agrees, if so requested by the Company or any representative of its underwriters, to enter into such underwriter’s standard form of “lockup” or “market standoff’ agreement in a form satisfactory to the Company and such underwriter.

3.4 Stop-Transfer Notices. Each Stockholder agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3.5 Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

3.6 Notice of Proposed Transfer. Prior to any Stockholder Transferring any of its Seller Shares, the Stockholder shall deliver to the Company a written notice (the “Transfer Notice”), and the Company shall immediately forward to the Stockholders, in substantially the form attached hereto as Exhibit A, stating: (i) such Stockholder’s bona fide intention to Transfer such Seller Shares; (ii) the name, address and phone number of each proposed purchaser or other transferee (each, a “Proposed Transferee”); (iii) the aggregate number of Seller Shares proposed to be Transferred to each Proposed Transferee (the “Offered Shares”); (iv) the bona fide cash price or, in reasonable detail, other consideration for which the Stockholder proposes to Transfer the Offered Shares (the “Offered Price”); and (v) whether any Proposed Transferee or any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members or any Person that would be deemed a beneficial owner of the Offered Shares (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification (except for Bad Actor Disqualifications covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company).

SECTION 4

RIGHT OF FIRST REFUSAL

4.1 Exercise by the Company.

(a) For a period of twenty days (the “Initial Exercise Period”) after the last date on which the Transfer Notice is deemed to have been delivered, pursuant to Section 10.1, to the Company, the Company shall have the right to purchase all or any part of the Offered Shares on the terms and conditions set forth in this Section 4 (the “Company ROFR”). In order to exercise its right hereunder, the Company must deliver written notice to the Stockholders within the Initial Exercise Period.

(b) Upon the earlier to occur of (i) the expiration of the Initial Exercise Period or (ii) the time when the Seller has received written confirmation from the Company regarding its exercise of its Company ROFR, the Company shall be deemed to have made its election with respect to the Offered Shares, and the shares for which the non-selling Stockholders (the “Non-selling Stockholders”) may exercise their Rights of First Refusal (as described below) shall be correspondingly reduced, if appropriate.

4.2 Initial Exercise by the Holders of Stock.

(a) Subject to the limitations of this Section 4.2, after the Initial Exercise Period, the Non-selling Stockholders shall have the right to purchase (the “Stockholder ROFR” and together with the Company ROFR, the “Right of First Refusal”), in the aggregate, all or any part of the Offered Shares not purchased by the Company pursuant to Section 4.1 (the “Remaining Shares”) on the terms and conditions set forth in this Section 4. In order to exercise its rights hereunder, such Non-selling Stockholder must provide written notice delivered to the Seller within ten days of the conclusion of the Initial Exercise Period (the “Second Exercise Period”).

(b) To the extent the aggregate number of the Seller Shares that the Non-selling Stockholders desire to purchase (as evidenced in the written notices delivered to the Seller) exceeds the Remaining Shares, each Non-selling Stockholder so exercising will be entitled to purchase its pro rata share of the Remaining Shares, which shall be equal to that number of the Remaining Shares equal to the product obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion and/or exercise of all other Convertible Securities into Common Stock) held by such Non-selling Stockholder on the date of the Transfer Notice and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion and/or exercise of all Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Non-selling Stockholders other than the Seller (“Pro Rata ROFR Share”).

(c) Within five days after the expiration of the Second Exercise Period, the Seller will give written notice to the Company and each Non-selling Stockholder specifying the number of Offered Shares to be purchased by the Company and each Non-selling Stockholder exercising its Right of First Refusal (the “ROFR Confirmation Notice”). The ROFR Confirmation Notice shall also specify the number of Offered Shares not purchased by the Company or the Non-selling Stockholder, if any, pursuant to Sections 4.1 and 4.2 (“Unsubscribed Shares”) and shall list each Participating Investor’s (as defined in Section 4.3) Subsequent Pro Rata Share (as described in Section 4.3) of any such Unsubscribed Shares.

4.3 Subsequent Exercise by the Non-selling Stockholder. To the extent that there remain any Unsubscribed Shares, each Non-selling Stockholder electing to exercise its right to purchase at least its full Pro Rata ROFR Share of the Remaining Shares under Section 4.2 (a “Participating Investor”) shall have a right to purchase all or any part of the Unsubscribed Shares; provided, however, to the extent the aggregate number of shares that the Participating Investors desire to purchase (as evidenced in written notices delivered to the Seller) exceeds the remaining Unsubscribed Shares, each Participating Investor so exercising (an “Electing Participating Investor”) will be entitled to purchase that number of the Unsubscribed Shares equal to the product obtained by multiplying (x) the number of Unsubscribed Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion and/or exercise of all Convertible Securities into Common Stock) held on the date of the Transfer Notice by such Electing Participating Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion and/or exercise of all Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Electing Participating Investors (“Subsequent Pro Rata Share”). In order to exercise its rights hereunder, such Electing Participating Investors must provide written notice to the Seller with a copy to the Company and each Non-selling Stockholder within five days after delivery of the ROFR Confirmation Notice (the “Subsequent Exercise Period”).

4.4 Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or by any Non-selling Stockholder exercising its Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 4.5. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Company, each Non-selling Stockholder and the Seller, absent fraud or error.

4.5 Closing; Payment. Subject to compliance with applicable state and federal securities laws to the satisfaction of the Board, the Company and the Non-selling Stockholders exercising their Rights of First Refusal shall effect the purchase of all or any portion of the Offered Shares, including the payment of the purchase price, within 20 days after the later of (i) delivery of the ROFR Confirmation Notice, (ii) Delivery of the Co-Sale Confirmation Notice (as defined in Section 5.1(c)) and (iii) expiration of the Subsequent Exercise Period (the “Right of First Refusal Closing”). Payment of the purchase price will be made, at the option of the party exercising its Right of First Refusal, (i) in cash (by check), (ii) by wire transfer, (iii) by cancellation of all or a portion of any outstanding indebtedness of the Seller to the Company or the Non-selling Stockholders, as the case may be, or (iv) by any combination of the foregoing. At the Right of First Refusal Closing, the Seller shall deliver to each of the Company and the applicable Non-selling Stockholders exercising their Rights of First Refusal, one or more certificates, properly endorsed for transfer, representing such Offered Shares so purchased.

4.6 Exclusion from Right of First Refusal. The Right of First Refusal shall not apply with respect to shares sold and to be sold by Non-selling Stockholders pursuant to the Right of Co-Sale (set forth in Section 5).

4.7 No Right of First Refusal for Bad Actors. No Non-selling Stockholder shall have a Right of First Refusal if the Non-selling Stockholder or any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members or any Person that is a beneficial owner of the securities of the company held by the Non-selling Stockholder (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except for Bad Actor Disqualifications covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company.

4.8 Forfeiture of Rights. Notwithstanding the foregoing, if the total number of Offered Shares of Seller Stock that the Company and the Non-selling Stockholder (either as Participating Investors or Electing Participating Investors) have agreed to purchase pursuant to Sections 4.1, 4.2 and 4.3 is less than the total number of shares of Offered Shares, then the Company and the Non-selling Stockholder shall be deemed to have forfeited any right to purchase such Offered Shares, and the Seller shall be free to sell all, but not less than all, of the Offered Shares to the Proposed Transferee on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Transfer Notice, it being understood and agreed that: (i) any such Transfer shall be subject to the other terms and restrictions of this Agreement; (ii) any future Transfers shall remain subject to the terms and conditions of this Agreement; and (iii) such sale shall be consummated within one hundred twenty (120) days after receipt of the Transfer Notice by the Company (the “Seller Closing”) and, if such sale is not consummated within such one hundred twenty (120) day period, such sale shall again become subject to the Rights of First Refusal provided to the Company and the Non-selling Stockholder in this Section 4.

SECTION S

RIGHT OF CO-SALE

5.1 Exercise by the Stockholders.

(a) Subject to the limitations of this Section 5, to the extent that the Company and the Non-selling Stockholders do not exercise their respective Rights of First Refusal with respect to all Offered Shares pursuant to Section 4, then, each Non-selling Stockholder who has not exercised its Right of First Refusal pursuant to Section 4.2 or 4.3 (a “Co-Sale Investor”) shall have the right (the “Right of Co-Sale”) to participate in such sale of the Offered Shares which are not being purchased by the Company or the Non-selling Stockholder pursuant to their respective Rights of First Refusal (“Residual Shares”), on the same terms and conditions as specified in the Transfer Notice, to the extent described in Section 5.1(b). To exercise its rights hereunder, each Co-Sale Investor (a “Selling Investor”) must have provided a written notice to the Seller within the Initial Exercise Period indicating the number of shares it holds that it wishes to sell pursuant to this Section 5.1.

(b) Each Selling Investor will be entitled to sell up to its pro rata share of the Residual Shares, which shall be equal to the product obtained by multiplying (x) the number of Residual Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion and/or exercise of all Convertible Securities into Common Stock) held on the date of the Transfer Notice by such Selling Investor and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion and/or exercise of all Convertible Securities into Common Stock) held on the date of the Transfer Notice by the Seller and the Selling Investors (“Pro Rata Co-Sale Share”).

(c) Within 10 days after the expiration of the Initial Exercise Period, the Seller will give written notice to the Company and each Selling Investor specifying the number of Residual Shares to be sold by each Selling Investor exercising its Right of Co-Sale (the “Co-Sale Confirmation Notice”).

5.2 Closing; Consummation of the Co-Sale. Subject to compliance with applicable state and federal securities laws to the satisfaction of the Board, the sale of the Residual Shares by the Selling Investors shall occur at the Seller Closing. If a Selling Investor exercised the Right of Co-Sale in accordance with this Section 5, then such Selling Investor shall deliver to the Seller at or before the Seller Closing, one or more certificates, properly endorsed for Transfer, representing the number of Residual Shares that the Selling Investor is entitled to sell pursuant to this Section 5. At the Seller Closing, the Seller shall cause such certificates or other instruments to be Transferred and delivered to the Proposed Transferee pursuant to the terms and conditions specified in the Transfer Notice, and the Seller will remit, or will cause to be remitted, to each Selling Investor, at the Seller Closing, that portion of the proceeds of the Transfer to which each Selling Investor is entitled by reason of each Selling Investor’s participation in such Transfer pursuant to the Right of Co-Sale.

5.3 Exclusion from Co-Sale Right. The Right of Co-Sale shall not apply with respect to Common Stock sold or to be sold to a Non-selling Stockholder or the Company pursuant to the Right of First Refusal.

5.4 Multiple Series, Class or Type of Stock. If the Offered Shares consist of more than one series, class or type of security, the Seller has the right to Transfer hereunder each such series, class or type; provided that if, as to the Right of Co-Sale, a Selling Investor does not hold any of such series, class or type and the Proposed Transferee is not willing, at the Seller Closing, to purchase some other series, class or type of security from such Selling Investor, or is unwilling to purchase any security from such Selling Investor at the Seller Closing, then such Selling Investor will have the put right (the “Put Right”) set forth in Section 6.2.

5.5 Seller’s Right To Transfer. If any of the Offered Shares remain available after the exercise of all Rights of First Refusal and all Rights of Co-Sale, then the Seller shall be free to Transfer, subject to Section 6, any such remaining shares to the Proposed Transferee at the Offered Price or a higher price in accordance with the terms set forth in the Transfer Notice; provided, however, that if the Offered Shares are not so Transferred in accordance with the Seller Closing timeline described in Section 4.8 hereof, then the Seller may not Transfer any of such remaining Offered Shares without complying again in full with the provisions of this Agreement.

SECTION 6

CONDITIONS TO VALID TRANSFER

6.1 Generally. Any attempt by any Seller to Transfer any Seller Shares in violation of any provision of this Agreement will be void. No securities shall be Transferred by a Seller unless (i) such Transfer is made in compliance with all of the terms of this Agreement and all applicable federal and state securities laws to the satisfaction of the Board and (ii) prior to such Transfer, the transferee or transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement. The Company will not be required to (x) transfer on its books any shares that have been Transferred in violation of any provisions of this Agreement or (y) treat as owner of such shares, or accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such shares may have been so Transferred.

6.2 Put Right. If a Seller Transfers any Seller Shares in contravention of the Right of Co-Sale under this Agreement (a “Prohibited Transfer”), or if the Proposed Transferee of Offered Shares desires to purchase a class, series or type of stock offered by the Seller but not held by a Selling Investor, or the Proposed Transferee is unwilling to purchase any securities from a Selling Investor, such Selling Investor may, by delivery of written notice to the Seller (a “Put Notice”) within 10 days after the later of (i) the Seller Closing and (ii) the date on which such Selling Investor becomes aware of the Prohibited Transfer or the terms thereof, require the Seller to purchase from such Selling Investor that number of shares of Preferred Stock (on an as-converted basis) or Common Stock (subject to Section 6.2(b)) that is equal to the number of Residual Shares such Selling Investor would have been entitled to Transfer to the purchaser (the “Put Shares”). Such sale shall be made on the following terms and conditions:

(a) The price per share at which the Put Shares are to be sold to the Seller shall be equal to the price per share that the Selling Investor would have received at the Seller Closing of such Prohibited Transfer if such Selling Investor had sold such Put Shares at the Seller Closing. Such purchase price of the Put Shares shall be paid in cash or such other consideration as the Seller received in the Prohibited Transfer or at the Seller Closing. The Seller shall also reimburse the Selling Investor for any and all fees and expenses, including, but not limited to, legal fees and expenses, incurred pursuant to the exercise or attempted exercise of such Selling Investor’s Right of Co-Sale pursuant to Section 5 or in the exercise of its rights under this Section 6 with respect to the Put Shares.

(b) The Put Shares to be sold to the Seller shall be of the same class or type as Transferred in the Prohibited Transfer or at the Seller Closing if such Selling Investor then owns securities of such class or type. If such Selling Investor does not own any securities of such class or type, the Put Shares shall be shares of Common Stock (or Preferred Stock convertible into Common Stock at the option of the holder thereof).

(c) The closing of such sale to the Seller will occur within 10 days after the date of such Selling Investor’s Put Notice to the Seller. At such closing, the Selling Investor shall deliver to the Seller the certificate or certificates representing the Put Shares to be sold, each certificate to be properly endorsed for transfer, and immediately upon receipt thereof, the Seller shall pay the aggregate purchase price therefor, and the amount of reimbursable fees and expenses, as specified in Section 6.2(a).

6.3 No Transfers to Bad Actors. Each Stockholder agrees not to make any Transfer of any kind of any securities of the Company, or any beneficial interest therein, to any Person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any Person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except for Bad Actor Disqualifications covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer or disposition, in writing in reasonable detail to the Company.

SECTION 7

RESTRICTIVE LEGEND AND STOP TRANSFER ORDERS

7.1 Restrictive Legend. Each stock certificate or Notice of Uncertificated Share, as applicable, representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading substantially as follows:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCKHOLDERS AGREEMENT.

7.2 Stop Transfer Instructions. In order to ensure compliance with the restrictions referred to herein, each Stockholder agrees that the Company may issue appropriate “stop transfer” certificates or instructions in the event of a Transfer in violation of any provision of this Agreement and that it may make appropriate notations to the same effect in its records.

SECTION S

TERMINATION

8.1 Termination. This Agreement shall terminate upon the earlier of (i) a Qualified IPO; (ii) the closing of a Sale of the Company, pursuant to which the Stockholders receive proceeds solely in the form of cash and/or marketable securities; provided that the provisions of Sections 2, 5 and 6 herein will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of such Sections with respect to such Sale of the Company; or (iii) the agreement of (x) the Company and (y) Stockholders holding no less than 75% of the voting power represented by the then outstanding shares of Common Stock Stockholders.

SECTION 9

ADDITIONAL SHARES

9.1 Additional Shares. If subsequent to the date of this Agreement any shares or other securities (other than pursuant to a Sale of the Company) are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

SECTION 10

MISCELLANEOUS

10.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to a Stockholder) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to a Stockholder, to the Stockholder’s address, facsimile number or electronic mail address as shown in the signature page to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof, or, until any such Stockholder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of the relevant Shares for which the Company has contact information in its records;

(b) if to the Company, to the attention of the Chief Executive Officer of the Company at the address, facsimile number or electronic mail address as shown in the signature page to this Agreement or at such other current address as the Company shall have furnished to the Stockholders.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via express mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations of applicable law, each Stockholder consents to the delivery of any notice to stockholders given by the Company under applicable law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth in the signature page to this Agreement (or to any other facsimile number for the Stockholder in the Company’s records), (ii) electronic mail to the electronic mail address set forth in the signature page to this Agreement (or to any other electronic mail address for the Stockholder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Stockholder of such specific posting or (iv) any other form of electronic transmission (as defined in applicable law) directed to the Stockholder. This consent may be revoked by a Stockholder by written notice to the Company and may be deemed revoked in the circumstances specified in applicable law.

10.2 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the Person to whom such security is to be transferred shall have executed a written agreement pursuant to which such Person becomes a Stockholder and agrees to be bound by all the provisions hereof as a Stockholder hereunder.

10.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

10.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

10.5 Further Assurances. Each party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

10.6 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

10.7 Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order.

Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

10.8 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated without the written consent of the agreement of Stockholders holding no less than 75% of the voting power represented by the then outstanding shares of Common Stock (the “Amendment Requisite Parties”); provided, however, that Additional Holders (as defined below) acquiring shares of Common Stock after the Effective Date may become parties to this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Stockholder. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Stockholder that has entered into this Agreement and their respective successors and permitted assigns, whether or not such party, successor or assignee entered into or approved such amendment, waiver, discharge or termination. Each Stockholder acknowledges that by the operation of this paragraph (and subject to the provisos of this paragraph), the Amendment Requisite Parties will collectively have the right and power to diminish or eliminate the rights of such Stockholder under this Agreement. The Company shall give prompt written notice of any amendment, waiver, discharge or termination hereunder to any Stockholder that did not consent in writing to such amendment, waiver, discharge or termination.

10.9 No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

10.10 Jurisdiction and Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the Federal and state courts located in the State of New York and County of New York.

10.11 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

10.12 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.13 Electronic Execution and Delivery. A facsimile, .PDF or other reproduction of this Agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, .PDF or other reproduction hereof.

10.14 Aggregation of Stock. All securities held or acquired by any Affiliate of a Stockholder shall be aggregated together with all securities held by such Stockholder for purposes of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.

10.15 Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

10.16 Additional Stockholders. In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person, following which such Person shall hold Shares constituting 1% or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise or conversion of all then outstanding options, warrants or convertible securities (whether or not then exercisable or convertible) as outstanding) (such Person, an “Additional Holder”), then, the Company shall cause such Additional Holder, as a condition precedent to the issuance of such capital stock, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit B, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such Additional Holder shall be deemed a Stockholder for all purposes under this Agreement, provided, however, that the requirements of this Section 10.16 may be waived by approval of the Board.

(signature page follows)

The parties are signing this Stockholders Agreement as of the date stated in the introductory clause.

TRUEVOTE, INC.,

By:	/s/ Pedram Hasid
Name:	Pedram Hasid
Title:	Secretary
Address:

/s/ Pedram Hasid
Pedram Hasid
Email:
Address:

/s/ Brett Morrison
Brett Morrison
Email:
Address:

GLOBAL ELECTION SERVICES, INC.

By:	/s/ Kathryn Weisbeck
Name:	Kathryn Weisbeck
Title:	President
Email:
Address:

(Signature page to Stockholders Agreement)